UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 4, 2011
(Date of earliest event reported:  May 4, 2011)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The purpose of this item is to disclose certain information regarding the possible principal terms and conditions of a possible refinancing that Revlon Consumer Products Corporation (‘‘RCPC’’), the wholly owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’ and, together with RCPC the ‘‘Company’’), is exploring as to its existing term loan facility.  Such information includes a term sheet that RCPC is discussing with the potential lenders involved in such refinancing.

As referred to in the Company's Current Reports on Form 8-K furnished to the SEC on May 2, 2011 and earlier on May 4, 2011, RCPC participated in a meeting on May 4, 2011 at approximately 10:00 a.m. New York time with a group of potential lenders in connection with the launch of a possible refinancing of RCPC's existing 2010 bank term loan facility (the "2011 Proposed Refinancing").  Given current market conditions and as part of the Company's strategy to continue to improve its capital structure, the refinancing, if consummated, would, among other things, reduce the term loan's interest rate and extend the maturity of the term loan facility to November 2017.  Among other things, the 2011 Proposed Refinancing could include replacing RCPC's 2010 bank term loan facility with a new approximately $800 million, 6.5-year bank term loan facility (the "Proposed 2011 Term Loan Facility").

RCPC expects to use the proceeds of the Proposed 2011 Term Loan Facility to repay in full the approximately $792 million in aggregate principal amount outstanding under its existing term loan facility, and to pay related fees and expenses expected to be incurred in connection with consummating the 2011 Proposed Refinancing, with any remaining balance for general corporate purposes.

The summary terms of the Proposed 2011 Term Loan Facility are attached to this Form 8-K as Exhibit 99.1 and are incorporated by reference into this Item 8.01.

The Proposed 2011 Term Loan Facility is expected to close and fund in mid- to late-May 2011. Consummation of such refinancing is subject to market and other customary conditions, including, among other things, the execution of definitive documentation and perfection of security interests in collateral.  There can be no assurances that the 2011 Proposed Refinancing will be consummated.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans about future events, including those regarding the 2011 Proposed Refinancing, and the consummation, terms, conditions, timing and costs of any such refinancing.  Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2010 Annual Report on Form 10-K filed with the SEC in February 2011 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2011 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unanticipated costs or RCPC's inability to consummate the 2011 Proposed Refinancing, in whole or in part, or unexpected changes in the terms, conditions, timing and/or costs of such refinancing. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	$800,000,000 Third Amended And Restated Senior Secured Term Loan Facility Summary Of Terms And Conditions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Senior Vice President and General Counsel

Date: May 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	$800,000,000 Third Amended And Restated Senior Secured Term Loan Facility Summary Of Terms And Conditions